Huntington, W. Va. – February  14, 2011

Energy Services of America Corporation Announces results for the three months  ended  December  31, 2010.

 Energy Services of America (Amex: ESA) announced today that the company  finished the first three months of its fiscal year at about breakeven with a loss of ($54,553) for the three months ended December 31, 2010.  This was very comparable to the slight income of $637,563 for the three months ended December 31, 2009.   EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter ended December 31, 2010 totaled $1,866,680 compared to an EBITDA  of $2,861,006 for the same quarter of 2009.

Marshall T. Reynolds, Chairman, noted he was  pleased with the performance for the quarter.  “The first two quarters of our  fiscal year are normally low so we are pleased that we finished this quarter at about breakeven.   Also, we are even more excited about the prospects for 2011 which appear to be very good.  Our Backlog at December 31, 2010 was $41.4 million.  Further,   we currently  have bids in excess of $120 million submitted to customers for consideration and the volumes  coming up for bid that we are aware of are about double the amounts at the same time last year.    While our success at winning the contracts always determines the revenue we ultimately will generate, with the increased volume of work available, we are very excited about our prospects for 2011.  Our backlog last year at this time was higher due to two large 2010 projects being bid earlier than normal.   However,  as previously stated, with the large volume of known projects being bid currently and the anticipated additional projects  planned for 2011, we feel that business conditions are the best we have seen since acquiring C J Hughes and ST Pipeline and our prospects for a profitable and successful  2011 are  very good. ”

Edsel R. Burns, President of ESA,  shared Mr. Reynolds’ thoughts.  “We  feel  very good about the company’s current position.    The  Company continues to focus on improving our operating efficiencies  and those efforts coupled with the anticipated strong demand  for our services in 2011 should result  in  successful  performance.  Having  gone through the difficulties of the 2009 economic meltdown and  bounced back with the good performance in 2010, we feel the Company is well positioned to  perform well into the future.”  Key information at December  31, 2010 and for the three months ended  December 31, 2010 is as follows:

Energy Services of America Corporation
Key Financial Information

	--------Three Months-----------------
	Ended	Ended
	December 31,	December 31,
	2010	2009

Revenues	$33,955,121	$29,951,737

Net Income (loss)	$(54,553)	$637,563

Earnings (loss) Per Share- Basic	$(0.005)	$0.053

Earnings (loss) Per Share-Diluted	$(0.005)	$0.053

Other Information at December 31, 2010:
Shares Outstanding	12,092,307
Total Assets	$109,579,121
Total Liabilities	$49,495,991
Total Equity	$60,083,130
Stated Book Value per share	$4.97
Backlog December 31, 2010	$41,400,000
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Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.